Exhibit 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-26416, 33-30348, 33-88498, 333-12825 and 333-12833 of ReliaStar Financial
Corp. on Form S-8,and 33-60902 and 333-22755 of ReliaStar Financial Corp. on Form S-3 of our reports dated January 31, 1997, except for Note 14, as to which the date is February 23, 1997; appearing in, and incorporated by reference in, the Annual Report on Form 10-K of ReliaStar Financial Corp. for the year ended December 31, 1996.


                                        /s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 14, 1997